Exhibit 4.9(c)

FORM OF SECOND AMENDMENT

TO THE

AMENDED AND RESTATED TRANSFER AND SERVICING AGREEMENT

SECOND AMENDMENT TO THE AMENDED AND RESTATED TRANSFER AND SERVICING AGREEMENT, dated as of January [ ], 2006 (this “Amendment”), by and among CHASE BANK USA, NATIONAL ASSOCIATION (formerly known as Chase Manhattan Bank USA, National Association and successor to Bank One, Delaware, National Association, the “Bank”), as Transferor, Servicer and Administrator, CHASE ISSUANCE TRUST (formerly known as Bank One Issuance Trust), a statutory business trust organized under the laws of the State of Delaware (the “Issuing Entity”), having its principal office at c/o Wilmington Trust Company, 1100 North Market Street, Wilmington, Delaware 19890-1600, and WELLS FARGO BANK, NATIONAL ASSOCIATION (formerly known as Wells Fargo Minnesota Bank, National Association), a national banking association, in its capacity as Indenture Trustee (the “Indenture Trustee”) and Collateral Agent (the “Collateral Agent”).

WHEREAS, First USA Bank, National Association, predecessor to the Bank, the Issuing Entity and the Indenture Trustee and Collateral Agent, have heretofore executed and delivered a Transfer and Servicing Agreement, dated as of May 1, 2002, as assumed by the Assumption Agreement, dated as of October 1, 2004, by the Bank, as successor Transferor, Servicer and Administrator, in favor of and for the benefit of the Issuing Entity, the Indenture Trustee and the Collateral Agent;

WHEREAS, the parties hereto have heretofore executed and delivered an Amended and Restated Transfer and Servicing Agreement, dated as of October 15, 2004, as amended by the First Amendment thereto, dated as of May 10, 2005 (as amended, supplemented or otherwise modified, the “Agreement”);

WHEREAS, subsection 12.01(a) of the Agreement provides that the Agreement may be amended by the Servicer, the Transferor, the Administrator and the Issuing Entity, by a written instrument signed by each of them, without the consent of any of the Noteholders; provided that (i) the Transferor shall have delivered to the Indenture Trustee and the Owner Trustee an Officer’s Certificate, dated the date of any such amendment, stating that the Transferor reasonably believes that such amendment will not have an Adverse Effect and (ii) the Note Rating Agency Condition shall have been satisfied;

WHEREAS, each of the Indenture Trustee and the Owner Trustee has received (i) from the Transferor an Officer’s Certificate stating that the Transferor reasonably believes this Amendment will not have an Adverse Effect and (ii) from each Note Rating Agency, with respect to any Series, Class or Tranche of Notes, the written confirmation that this Amendment will not result in the withdrawal or downgrade by such Note Rating Agency of the rating of the Notes of any Series, Class or Tranche currently in effect; and

WHEREAS, all other conditions precedent to the execution of this Amendment have been complied with.

NOW, THEREFORE, the Bank, the Issuing Entity and the Indenture Trustee and Collateral Agent are executing and delivering this Amendment in order to amend the provisions of the Agreement in the manner set forth below.

Capitalized terms used but not defined herein shall have the meanings assigned to them in the Agreement, or if not therein, the Indenture.

SECTION 1. Amendments to Section 1.01.

(a) Section 1.01 of the Agreement is hereby amended to delete the definition of “Issuer” and replace it with the following:

“Issuing Entity” means Chase Issuance Trust, a Delaware statutory trust.

(b) Section 1.01 of the Agreement is hereby amended to delete the definition of “Securities Act” and replace it with the following:

“Securities Act” means the Securities Act of 1933, as amended from time to time (15 U.S.C. 77a et seq.).

(c) Section 1.01 of the Agreement is hereby amended to add the following defined terms:

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time (15 U.S.C. 78a et seq.).

“Regulation AB” means the source of various disclosure items and requirements for “asset-backed securities” filings under the Securities Act and the Exchange Act (17 CFR §229.1100, et seq.).

SECTION 2. Amendment to Section 4.05.

Section 4.05 of the Agreement shall be amended to read in its entirety as follows:

Section 4.05 Annual Certificates of Servicer

(a) Servicer Compliance Statement. Within the earlier of 90 days after the end of each fiscal year of the Servicer or such date as required by Regulation AB, beginning after the end of fiscal year 2006, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Collateral Agent and each Note Rating Agency, the statement of compliance required under Item 1123 of Regulation AB with respect to such fiscal year, which statement shall be in the form of an Officer’s Certificate of the Servicer to the effect that (a) a review of the activities of the Servicer during such fiscal year and of its performance under this Agreement was made under the supervision of the officer signing such certificate, (b) to the best of such officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such fiscal year, or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof; provided, however, that on or before the 90th day after the end of fiscal year 2005, the Servicer shall cause to be delivered the Officer’s Certificate of the Servicer as required to be delivered pursuant to, and in accordance with, Section 4.05 of this Agreement as written prior to giving effect to the Second Amendment to this Agreement, dated as of January [ ], 2006 (the “Second Amendment”). A copy of such statement may be obtained by any Noteholder or Note Owner by a request in writing to the Owner Trustee addressed to the Corporate Trust Office.

(b) Report of Assessment of Compliance with Servicing Criteria. Within the earlier of 90 days after the end of each fiscal year of the Servicer or such date as required by Regulation AB, beginning after the end of fiscal year 2006, the Servicer shall deliver to the Owner Trustee, the Indenture Trustee, the Collateral Agent and each Note Rating Agency, a report of compliance with servicing criteria required under Item 1122 of Regulation AB with respect to such fiscal year, which report will be in the form of an Officer’s Certificate of the Servicer to the effect that (i) the Servicer is responsible for assessing compliance with the servicing obligations under this Agreement; (ii) the Servicer has used the criteria in paragraph (d) of Item 1122 of Regulation AB to assess compliance with the servicing obligations under this Agreement; (iii) the Servicer has assessed compliance with the servicing obligations under this Agreement as of and for the period ending the end of such fiscal year and has disclosed any material instance of noncompliance identified by the Servicer; and (iv) a registered public accounting firm has issued an attestation report on the Servicer’s assessment of compliance with the servicing obligations under this Agreement as of and for the period ending the end of such fiscal year. A copy of such report may be obtained by any Noteholder or Note Owner by a request in writing to the Owner Trustee addressed to the Corporate Trust Office.

SECTION 3. Amendment to Subsection 4.06(a).

Subsection 4.06(a) of the Agreement shall be amended to read in its entirety as follows:

(a) Within the earlier of 90 days after the end of each fiscal year of the Servicer or such date as required by Regulation AB, beginning after the end of fiscal year 2006, the Servicer shall cause a registered public accounting firm (who may also render other services to the Servicer or the Transferor) to furnish to the Owner Trustee, the Indenture Trustee, the Collateral Agent and each Note Rating Agency an attestation report on each assessment of compliance with the servicing criteria with respect to the Servicer or any affiliate thereof during the related fiscal year delivered by such accountants pursuant to Rule 13(a)-18 or Rule 15(d)-18 of the Exchange Act and Item 1122 of Regulation AB; provided, however, that on or before the 90th day after the end of fiscal year 2005 the Servicer shall cause to be furnished such reports as were required to be delivered pursuant to, and in accordance with, subsection 4.06(a) of this Agreement as written prior to giving effect to the Second Amendment. A copy of such report or reports may be obtained by any Noteholder or Note Owner by a request in writing to the Owner Trustee addressed to the Corporate Trust Office.

SECTION 4. Replacement of Terms. All occurrences of the term “Issuer” in the Agreement shall be replaced with the term “Issuing Entity.” All such replacements shall be applicable for the singular, plural and possessive forms of the respective terms thereof.

SECTION 5. Ratification of the Agreement. As amended by this Amendment, the Agreement is in all respects ratified and confirmed, and the Agreement, as so amended by this Amendment, shall be read, taken and construed as one and the same instrument.

SECTION 6. Severability. If any one or more of the covenants, agreements, provisions or terms or portions thereof of this Amendment shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms or portions thereof shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Amendment and shall in no way affect the validity or enforceability of the other covenants, agreements, provisions or terms or portions of this Amendment.

SECTION 7. Counterparts. This Amendment may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and all of which counterparts shall constitute one and the same instrument.

SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, AND THE OBLIGATIONS, RIGHTS, AND REMEDIES OF THE PARTIES UNDER THIS AMENDMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers, thereunto duly authorized, as of the day and year first above written.

CHASE BANK USA,
NATIONAL ASSOCIATION, as Transferor, Servicer and Administrator

By:
Name:
Title:

CHASE ISSUANCE TRUST,
as Issuing Entity

By:	WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Owner Trustee on behalf of the Issuing Entity

By:
Name:
Title:

WELLS FARGO BANK,
NATIONAL ASSOCIATION, as Indenture Trustee and Collateral Agent

By:
Name:
Title:

Acknowledged and Accepted:

WILMINGTON TRUST COMPANY,
not in its individual capacity but solely as Owner Trustee

By:
Name:
Title: